Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the registration statements (No. 333-89030 and 333-97579) of SRA International, Inc. on Form S-8 of our report dated July 28, 2003, appearing in the Annual Report on Form 10-K of SRA International, Inc. for the year ended June 30, 2003.

/S/    DELOITTE & TOUCHE LLP

McLean, Virginia

September 29, 2003